UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024 (April 10, 2024)

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ARKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Resignation of Vincent Pascal as Director and Chief Operating Officer of Ark Restaurants Corp.
On April 10, 2024, Vincent Pascal, age 80, informed the Board of Directors (the “Board”) of Ark Restaurants Corp. (the “Company”) of his decision to resign as a director of the Company and as Chief Operating Officer of the Company, effective as of April 30, 2024. Mr. Pascal’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Jennifer Jordan and Samuel Weinstein as Co-Chief Operating Officers of Ark Restaurants Corp.
On April 12, 2024, the Board of the Company appointed Jennifer Jordan and Samuel Weinstein as Co-Chief Operating Officers of the Company, effective as of April 30, 2024.
Jennifer Jordan, age 60, has worked for the Company for 40 years. Ms. Jordan started as a server in 1984 and has held various positions since then including bookkeeper, assistant manager, manager and general manager. She has also assisted with the opening of several properties over the course of her career at the Company. Since 2014, she has been the General Manager for a subsidiary of the Company that manages the food and beverage at the New Meadowlands Racetrack where she oversees all of the food and beverage operations. In addition, Ms. Jordan has served as Vice President of Operations for the Company and has spent the last 18 months overseeing the management transition of our Las Vegas operations including the renovations to the property in connection with the extension of our leases.
There are no arrangements or understandings between Ms. Jordan and any other person pursuant to which Ms. Jordan was promoted to Co-Chief Operating Officer of the Company. There are no family relationships between Ms. Jordan and any director or executive officer of the Company, and she has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Samuel Weinstein, age 30, has worked for the Company in varying capacities for the last 10 years. Since January 2019, Mr. Weinstein has worked on special projects including working with the executive team in identifying and integrating acquisitions. In addition, since May 2022, Mr. Weinstein has served as Vice President of Operations where he has spent the last 18 months overseeing the management transition of our Las Vegas operations including the renovations to the property in connection with the extension of our leases.
There are no arrangements or understandings between Mr. Weinstein and any other person pursuant to which Mr. Weinstein was promoted to Co-Chief Operating Officer of the Company. Samuel Weinstein is the son of Michael Weinstein, the Chairman of the Board and Chief Executive Officer of the Company. Mr. Weinstein has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: April 15, 2024